Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

ARI NAMES LEE POSEIDON TO BOARD OF DIRECTORS

Brings broad and deep automotive industry experience

Milwaukee, Wis., June 19, 2008 – ARI (OTCBB:ARIS), a leading provider of technology-enabled business solutions that connect equipment dealers, distributors and manufacturers, today announced that P. Lee Poseidon, 52, of Shaker Heights, Ohio has been appointed to its Board of Directors.  Poseidon will serve until the company’s Annual Meeting in December 2008, at which time he will be subject to election by the shareholders.  Poseidon’s committee assignments are pending.

“Lee’s broad and deep experience in the automotive industry — including providing electronic parts catalogs and dealer business management software systems as well as managing the industry’s premier dealer association — will be an important asset as ARI enters its next phase of profitable growth,” said Brian E. Dearing, chairman of the board.  “Lee is also a gentleman of unquestioned integrity and impeccable ethics, who brings energy, enthusiasm and commitment to the strategic and tactical work that lies before us.  We are delighted to welcome him to the Board and eagerly anticipate his contributions.”

Poseidon’s recent business experience includes Chief Operating Officer roles at Quorum Information Technologies, a Canadian supplier of automotive information management systems and services, and the National Automotive Dealers Association’s Dealership Operations unit, where he led membership expansion, achieved record attendance at the annual convention and directed the training of new dealer operators.  From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s Global Automotive business unit.  Prior to joining ProQuest, Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company.  His early career included financial analysis and management positions at NCR Corporation.

“I am really looking forward to leveraging my skills and experience as a member of ARI’s Board of Directors,” Poseidon said.  “I have seen, first-hand, how information technology has dramatically improved the automotive service and distribution channel, and I believe that the same potential exists within ARI’s core markets, including power sports and power equipment.  I am excited about the opportunities that are available to ARI by building out a strategic vision to deliver a full range of technology-enabled services that connect manufacturers, distributors and dealers, and I can’t wait to help make that vision a reality.”

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11425 WEST LAKE PARK  SUITE 900  MILWAUKEE, WI 53224-3025   414.973.4300   FAX 414.973-4357

ARI Names Lee Poseidon To The Board of Directors

About ARI

ARI is a leading provider of electronic parts catalogs and marketing services to dealers, distributors and manufacturers in the manufactured equipment markets. ARI currently serves 76 manufacturers, 158 distributors worldwide and provides CD-ROM catalogs to more than 20,000 dealers, as well as internet catalogs to many additional dealers in about a dozen segments of the worldwide equipment market including outdoor power, power sports, motorcycles, ag equipment, marine, recreation vehicles, floor maintenance, auto and truck parts after-market and construction.  For more information on ARI, visit our website www.arinet.com.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2007 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel: (414) 973-4380

Fax: (414) 973-4357

Email: krajcir@arinet.com